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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 2001 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of Callaway Golf Company, which is incorporated by reference in Callaway Golf Company's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated March 19, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 15, 2001 relating to the financial statements, which appears in the Annual Report of the Callaway Golf Company 401(k) Retirement Investment Plan on Form 11-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP
San Diego, California
March 20, 2002